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                                                                    EXHIBIT 10.7

                             FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL IT IS SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

                     UNSECURED SUBORDINATED PROMISSORY NOTE

8.5% Subordinated Note                                            $[__________]
Due December [___], 2000                                    December [__], 1997

         FOR VALUE RECEIVED, NationsRent, Inc., a Delaware corporation ("Maker"), promises to pay to [___________] ("Payee"), in lawful money of the United States of America, the principal sum of [___________] ($[__________]), together with interest in arrears on the unpaid principal balance at an annual rate equal to 8.5%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for actual number of days elapsed.

         This promissory note (this "Note") has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated December 10, 1997, between NationsRent of Ohio, Inc., a Delaware corporation and a wholly-owned subsidiary of Maker, and Payee (the "Purchase Agreement"), and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have their respective meanings set forth in the Purchase Agreement.

SECTION 1.                 PAYMENTS

1.1      PRINCIPAL AND INTEREST

         The principal sum of this Note together with accrued interest thereon shall be due and payable in thirty-six (36) equal monthly installments of $[________], commencing on January 10, 1998 and on the same day of each and every consecutive month thereafter through and including the final payment on such day in December of 2000.

1.2      MANNER OF PAYMENT

         All payments on this Note shall be made by certified or bank check at such place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment on this Note is due on a day which is not a Business Day, such payment shall be due on the next




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succeeding Business Day. "Business Day" means any day other than a Saturday,
Sunday or legal holiday in the State of Ohio.

1.3      PREPAYMENT

         Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

1.4      RIGHT OF SET-OFF

         Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Purchase Agreement as provided in ss.6 of the Purchase Agreement.

1.5      LATE PAYMENT PENALTY

         If any payment of principal and accrued interest due on this Note is not paid in full within ten (10) Business Days of when it is due, then in addition to the amount of such overdue payment, there shall also be due, and Maker promises to pay, a late charge in respect of such overdue payment in the amount of five percent (5%) of such overdue payment.

1.6      DEFAULT RATE OF INTEREST

         Upon the occurrence of an Event of Default (defined hereunder), the interest payable on the unpaid principal balance due on this Note shall thereupon accrue at the default rate of interest of 10.5% per annum until such Event of Default has been waived by Payee in writing or cured by Maker to the satisfaction of Payee.

SECTION 2.                 EVENTS OF DEFAULT

2.1      EVENTS OF DEFAULT

         The occurrence and continuance of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

         (a) If Maker shall fail to pay when due any payment on this Note and such failure continues for ten (10) Business Days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.


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         (b)      If, pursuant to or within the meaning of the United States
Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, (iv) make an assignment for the benefit of its creditors, or
(v) admit in writing its inability to pay its debts as they become due.

         (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

         (d) If Maker's net worth at any time hereafter is less than $15,000,000.00.

2.2      NOTICE BY MAKER

         Maker shall notify Payee in writing within five (5) days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3      REMEDIES

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured to the satisfaction of Payee or waived in writing by Payee), Payee may, at its option, (i) by written notice to Maker declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and
(ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

SECTION 3.                 MISCELLANEOUS

3.1      SENIOR INDEBTEDNESS

         The indebtedness evidenced by this Note is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (defined below); provided, however, that Maker may make, and Payee may receive, the scheduled payments due on this Note so long as no event of default has occurred with respect to the Senior Indebtedness. "Senior Indebtedness" means the principal of (and premium, if any) and interest on (a) all bank financing and other similar indebtedness of Maker, other than Seller Notes (defined below), whether outstanding on


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the date of the Purchase Agreement or thereafter created, incurred or assumed, which is (i) determined by Maker to be necessary or appropriate (A) in connection with the acquisition of any businesses, properties, stock or assets, or (B) to finance the working capital needs of Maker and (ii) for money borrowed, (b) obligations of Maker, whether outstanding on the date of the Purchase Agreement or thereafter created, incurred or assumed, as lessee under
(i) leases of properties or assets, which leases are required to be capitalized on the balance sheet of Maker as lessee under GAAP, or (ii) leases of properties or assets made as part of any sale and lease-back transaction to which Maker is a party, and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to this Note. "Seller Notes" means this Note and notes given to other sellers by Maker or any Maker Subsidiary (defined below) in connection with the acquisition by Maker or any Maker Subsidiary of any business, properties, stock or assets of such sellers, whether outstanding on the date of the Purchase Agreement or thereafter created, incurred or assumed. "Maker Subsidiary" means any corporation with respect to which Maker owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         If an Event of Default has occurred under this Note, for so long as any Senior Indebtedness remains unpaid, and so long as no legal proceedings to collect on such Senior Indebtedness has been commenced, Payee shall not commence or join with any creditor of Maker other than the holder of the Senior Indebtedness in commencing any proceedings to collect or enforce its rights hereunder for a period of 120 days from the occurrence of such Event of Default; provided, however, that, notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this Section. Furthermore, Payee agrees to furnish any holder of Senior Indebtedness upon request a subordination agreement that sets forth the priority rights of Payee and the holder of the Senior Indebtedness and prohibits payments to Payee that would cause a default under the Senior Indebtedness. The Senior Indebtedness does not and will not prohibit regularly scheduled payments under this Note so long as there is not a default under the Senior Indebtedness, and the making of such payments hereunder will not in and of itself constitute an event of default under the Senior Indebtedness.

         Maker hereby represents and warrants to Payee that as of the Closing Date no Seller Notes hold a position senior in right of payment to that of Payee under this Note.

         Maker hereby represents and warrants to Payee that it is not currently in default under any of its Senior Indebtedness.

         Maker hereby represents and warrants that its net worth is not less than $15,000,000.00.


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3.2      WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.3      NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with ss.8(f) of the Purchase Agreement.

3.4      SEVERABILITY

         If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.5      GOVERNING LAW

         This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

3.6      PARTIES IN INTEREST

         This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by operation of law.

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3.7      SECTION HEADINGS, CONSTRUCTION

         The headings of the Sections of this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific Section or provision hereof.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                     MAKER:

                                     NATIONSRENT, INC.

                                     By:
                                         -----------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
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